UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2015, Nicolas J. Evanoff resigned as Senior Vice President, General Counsel and Secretary of Erin Energy Corporation (the “Company”), effective as of the close of business on November 13, 2015. The resignation was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

The Board of Directors of the Company has appointed Jean-Michel Malek as the Company’s Senior Vice President, General Counsel and Secretary, effective November 16, 2015. Mr. Malek, 59, was previously with CAMAC International Corporation (“CI”), where he served as Executive Vice President and General Counsel since January 2011 and prior to that as Senior Vice President and General Counsel since January 2007. In this role, he was responsible for all aspects of CI’s legal affairs around the world. Prior to joining CI, Mr. Malek was engaged in private practice with law firms in Houston and also held various positions as in-house counsel with multinational companies. He has also been an Adjunct Professor at the University of Houston Law Center, where he taught a course on law and development in Africa. Mr. Malek holds a J.D. from the University of Texas School of Law and has a bachelor’s degree in philosophy from the University of Texas at Austin. From 2007 until 2012, he served as Honorary Consul of Namibia for the State of Texas. There are no family relationships between Mr. Malek and any director or executive officer of the Company.

In connection with his appointment, Mr. Malek and the Company have entered into an offer letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Offer Letter, effective as of November 16, 2015, by and between Erin Energy Corporation and Jean-Michel Malek.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

	By:	/s/ Daniel Ogbonna
Daniel Ogbonna
Senior Vice President and Chief Financial Officer
Date: November 18, 2015